                           WYNN'S INTERNATIONAL, INC.

                           OFFER TO PURCHASE FOR CASH
                   UP TO 1,100,000 SHARES OF ITS COMMON STOCK
                 (INCLUDING THE ASSOCIATED JUNIOR PARTICIPATING
                        PREFERRED STOCK PURCHASE RIGHTS)
                  AT A PURCHASE PRICE NOT GREATER THAN $25.00
                         NOR LESS THAN $22.00 PER SHARE

            THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE
               AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY,
                  APRIL 22, 1997, UNLESS THE OFFER IS EXTENDED.

                                                                  March 26, 1997

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase, dated March 26, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the offer by Wynn's International, Inc., a Delaware corporation (the "Company"), to purchase for cash up to 1,100,000 shares of its Common Stock, $1.00 par value per share (the "Shares") (including the associated Junior Participating Preferred Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of March 3, 1989, as amended, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent), at a price, net to the seller in cash, not greater than $25.00 nor less than $22.00 per Share, upon the terms and subject to the conditions of the Offer.

    The Company will, upon the terms and subject to the conditions of the Offer, determine a single per Share price (not greater than $25.00 nor less than $22.00 per Share) (the "Purchase Price") that it will pay for Shares properly tendered and not withdrawn pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest Purchase Price that will allow it to purchase 1,100,000 Shares (or such lesser number of Shares as are properly tendered and not withdrawn at prices not greater than $25.00 nor less than $22.00 per Share) pursuant to the Offer. All Shares properly tendered and not withdrawn prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) at prices at or below the Purchase Price will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including the proration and conditional tender provisions thereof. No separate consideration will be paid for the Rights. The Company will return all other Shares, including Shares tendered and not withdrawn at prices greater than the Purchase Price, Shares not purchased because of proration and Shares that were conditionally tendered and not accepted for purchase. See Section 1 of the Offer to Purchase. Unless the Rights are redeemed by the Company prior to the expiration of the Offer, a tender of the Shares will also constitute a tender of the Rights. Unless the context requires otherwise, all references herein to the Shares shall include the Rights.

    If, prior to the Expiration Date, more than 1,100,000 Shares (or such greater number of Shares as the Company may elect to purchase) are properly tendered and not withdrawn at or below the Purchase Price, the Company will, upon the terms and subject to the conditions of the Offer, accept Shares for purchase first from all Odd Lot Owners (as defined in Section 2 of the Offer to Purchase) who properly tender all (and do not withdraw any of) their Shares at or below the Purchase Price and then, subject to the conditional tender provisions described in Section 3 of the Offer to Purchase, on a pro rata basis, if necessary, from all other stockholders whose Shares are properly tendered and not withdrawn at or below the Purchase Price.

    WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, WE ARE THE ONLY ONES WHO CAN TENDER YOUR SHARES, AND THEN ONLY PURSUANT TO YOUR INSTRUCTIONS. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

    Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

We call your attention to the following:

    1. You may tender Shares at prices (in increments of $0.25), net to you in cash, not greater than $25.00 nor less than $22.00 per Share, as indicated in the attached Instruction Form.

    2. The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer. See Section 6 of the Offer to Purchase.

    3. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Tuesday, April 22, 1997, unless the Company extends the Offer.

    4. The Offer is for up to 1,100,000 Shares, constituting approximately 8.0% of the Shares outstanding as of March 24, 1997 and approximately 7.5% of the Shares outstanding as of such date on a fully diluted basis (assuming the exercise of all outstanding stock options and the vesting of all outstanding performance share awards). The Company reserves the right to purchase more than 1,100,000 Shares pursuant to the Offer.

    5. Tendering stockholders will not be obligated to pay any brokerage commissions, solicitation fees, odd lot discounts or, subject to Instruction 7 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of Shares pursuant to the Offer.

    6. If you owned beneficially as of the close of business on March 24, 1997, and continue to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares, and you instruct us to tender on your behalf all such Shares at or below the Purchase Price and do not withdraw such Shares before the expiration of the Offer and check the box captioned "Odd Lots" in the attached Instruction Form, the Company, upon the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares tendered and not withdrawn at or below the Purchase Price.

    7. If you wish to tender portions of your Shares at different prices you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept. The same Shares may not be tendered at more than one price.

    If you wish to have us tender any or all of your Shares please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form.

    A tendering stockholder may condition the tender of Shares upon the purchase by the Company of a specified minimum number of Shares tendered, all as described in Section 3 of the Offer to Purchase. Unless such specified minimum is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered by the stockholder will be purchased. If you wish us to condition your tender upon the purchase of a specified minimum number of Shares, please complete the box entitled "Conditional Tender" on the Instruction Form. It is the tendering stockholder's responsibility to calculate such minimum number of Shares, and you are urged to consult with your own tax advisor.

    YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION DATE. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, APRIL 22, 1997, UNLESS THE COMPANY EXTENDS THE OFFER.

    As described in Section 1 of the Offer to Purchase, upon the terms and subject to the conditions of the Offer, if, before the Expiration Date, more than 1,100,000 Shares (or such greater number of Shares as the Company elects to purchase) are properly tendered and not withdrawn at or below the Purchase Price, the Company will accept Shares for purchase in the following order of priority:

        (a) first, all Shares properly tendered and not withdrawn at or below the Purchase Price prior to the Expiration Date by or on behalf of any Odd Lot Owner who:

           (1) tenders all Shares beneficially owned by such Odd Lot Owner at or below the Purchase Price (partial and conditional tenders will not qualify for this preference); and

           (2) completes the box captioned "Odd Lots" on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery; and

        (b) then, after purchase of all of the foregoing Shares, subject to the conditional tender provisions described in Section 3 of the Offer to Purchase, all other Shares properly tendered and not withdrawn at or below the Purchase Price prior to the Expiration Date on a pro rata basis, if necessary (with adjustments to avoid purchases of fractional Shares).

    The Offer is not being made to, nor will the Company accept tenders from, holders of Shares in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction. The Company is not aware of any jurisdiction in which the making of the Offer or the tender of Shares would not be in compliance with the laws of such jurisdiction. If the Company becomes aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, the Company will make a good faith effort to comply with such law. If, after such good faith effort, the Company cannot comply with such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction. In any jurisdiction the securities or Blue Sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Company's behalf by Lehman Brothers as Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

    NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES. STOCKHOLDERS MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH SHARES SHOULD BE TENDERED. THE COMPANY HAS BEEN ADVISED THAT NONE OF ITS DIRECTORS OR EXECUTIVE OFFICERS INTENDS TO TENDER SHARES PURSUANT TO THE OFFER. SEE SECTION 8 OF THE OFFER TO PURCHASE.

                                INSTRUCTION FORM

                 WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                     UP TO 1,100,000 SHARES OF COMMON STOCK
                 (INCLUDING THE ASSOCIATED JUNIOR PARTICIPATING
                        PREFERRED STOCK PURCHASE RIGHTS)
                         OF WYNN'S INTERNATIONAL, INC.
                      AT A PURCHASE PRICE NOT GREATER THAN
                     $25.00 NOR LESS THAN $22.00 PER SHARE

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 26, 1997, and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the offer by Wynn's International, Inc., a Delaware corporation (the "Company"), to purchase for cash up to 1,100,000 shares of its Common Stock, $1.00 par value per share (the "Shares") (including the associated Junior Participating Preferred Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of March 3, 1989, as amended, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent), at a price not greater than $25.00 nor less than $22.00 per Share, net to the seller in cash, upon the terms and subject to the conditions of the Offer. Unless the Rights are redeemed by the Company prior to the expiration of the Offer, a tender of Shares will also constitute a tender of the Rights. Unless the context requires otherwise, all references herein to the Shares shall include the Rights.

    The undersigned understands that the Company will, upon the terms and subject to the conditions of the Offer, determine a single per Share price (not greater than $25.00 nor less than $22.00 per Share) (the "Purchase Price") that it will pay for Shares properly tendered and not withdrawn pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest Purchase Price that will allow it to purchase 1,100,000 Shares (or such lesser number of Shares as are properly tendered and not withdrawn at prices not greater than $25.00 nor less than $22.00 per Share) pursuant to the Offer. All Shares properly tendered and not withdrawn at prices at or below the Purchase Price will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including the proration and conditional tender provisions thereof. The Company will return all other Shares, including Shares tendered and not withdrawn at prices greater than the Purchase Price, Shares not purchased because of proration and Shares conditionally tendered and not accepted for purchase. See Section 1 of the Offer to Purchase.

    The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, at the price per Share indicated below, pursuant to the terms and subject to the conditions of the Offer.

                           NUMBER OF SHARES TENDERED

     Aggregate number of Shares to be tendered by you for the undersigned:
                        ________________________ Shares

 UNLESS THIS BOX HAS BEEN COMPLETED, ALL OF THE SHARES HELD FOR THE ACCOUNT OF THE UNDERSIGNED WILL BE TENDERED.

                     PRICE (IN DOLLARS) PER SHARE AT WHICH
                           SHARES ARE BEING TENDERED

           CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF
            NO BOX IS CHECKED (EXCEPT AS PROVIDED IN THE "ODD LOTS"
                BOX BELOW), THERE IS NO PROPER TENDER OF SHARES.

      / /   $22.00      / /   $22.75      / /   $23.50      / /   $24.25      / /   $25.00

      / /   $22.25      / /   $23.00      / /   $23.75      / /   $24.50

      / /   $22.50      / /   $23.25      / /   $24.00      / /   $24.75

           IF SHARES ARE TO BE TENDERED AT MORE THAN ONE PRICE, USE A
              SEPARATE INSTRUCTION FORM FOR EACH PRICE SPECIFIED.

                                    ODD LOTS

     To be completed ONLY if the undersigned owned beneficially as of the close of business on March 24, 1997, and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares.

 / / By checking this box, the undersigned represents that the undersigned was the beneficial owner, as of the close of business on March 24, 1997, and will continue to be the beneficial owner as of the Expiration Date, of an aggregate of fewer than 100 Shares and is instructing you to tender all such Shares.

     In addition, the undersigned instructs you to tender the Shares either (check one):

 / / at the Purchase Price determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share in the box above entitled "Price (In Dollars) Per Share At Which Shares Are Being Tendered"); or

 / / at the price per Share indicated in the box above entitled "Price (In
     Dollars) Per Share At Which Shares Are Being Tendered."

                ODD LOT SHARES CANNOT BE CONDITIONALLY TENDERED.

                               CONDITIONAL TENDER

     A tendering stockholder may condition such stockholder's tender of Shares upon the purchase by the Company of a specified minimum number of Shares tendered, all as described in the Offer to Purchase, particularly in Section 3 thereof. Unless at least such minimum number of Shares is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered will be purchased. It is the tendering stockholder's responsibility to calculate such minimum number of Shares, and each stockholder is urged to consult with such stockholder's own tax advisor. UNLESS THIS BOX HAS BEEN COMPLETED AND A MINIMUM NUMBER OF SHARES TENDERED IS SPECIFIED, THE TENDER WILL BE DEEMED UNCONDITIONAL.

     Minimum number of Shares that must be purchased, if any are purchased:

                              ____________ Shares

                                 SIGNATURE BOX
 SIGNATURE(S) _________________________________________________________________
           ____________________________________________________________________
 DATED ________________________________________________________________________
 NAME(S) AND ADDRESS(ES) ______________________________________________________

    (PLEASE PRINT)
                                        _______________________________________
                                        _______________________________________

 AREA CODE AND
 TELEPHONE NUMBER _____________________________________________________________

 TAXPAYER IDENTIFICATION OR
 SOCIAL SECURITY NUMBER _______________________________________________________